EXHIBIT 10.3

OMNIBUS MODIFICATION, NOTE EXTENSION AND RATIFICATION AGREEMENT

This OMNIBUS MODIFICATION AGREEMENT NOTE EXTENSION AND RATIFICATION AGREEMENT (the “Agreement”) is made effective as of this 31st day of March, 2014 (the “Effective Date”), by and between: WODKA LLC a New York Limited Liability Company (“Borrower”), PANACHE, LLC, a New York limited liability company (“Panache”) AND CONSILIUM CORPORATE RECOVERY MASTER FUND, LLC a limited liability company existing under the laws of the Caymen Islands (the “ Lender”)

WITNESSETH

I. Borrower and Panache have, as the case may be, executed and delivered to Lender, inter alia the following documents:

(i)  A Promissory Note payable to the Lender dated as of February 14, 2013 in the amount of One Million Four Hundred Thousand Dollars ($1,400,000.00), (hereafter the “$1,400,000 Note”) and with the security and loan documents granted there-under hereinafter referred to as the “$1,400,000 Loan”;

(ii)  a Loan Agreement dated as of February 14, 2013 between Borrower, Panache and Lender, (sometimes hereinafter referred to as the “Loan Agreement”);

(iii)  UCC 1 financing statements granting a security interest in the “Collateral” as that term is referenced in the Loan Agreement (the “UCC-1”);

(iv)  Ancillary Loan Documents all dated on or before February 14, 2013 (the “Ancillary Loan Documents”).

The Note, Loan Agreement, UCC-1 and Ancillary Loan Documents are sometimes hereafter referred to as the “Loan Documents”.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other mutual considerations, the receipt and sufficiency which is acknowledged, the parties by their execution hereof agree as follows:

1. Recitals. All Recitals as contained above are incorporated herein and are deemed to be true and correct in all respects and the parties acknowledge that all obligations under the Loan Documents are legally valid and binding obligations and are in full force and effect.

2. Maturity Date. It is agreed and understood by the parties that the Maturity Date of the $1,400,000.00 Loan is now deemed to be May 9, 2017. In consideration for the extension of the Maturity Date, the Borrower will pay to Lender an extension fee of $3,750.00.

3. Amendment of Documents. All the Loan Documents as referred to above are deemed amended to provide that the Maturity Date of the $1,400,000 Note shall mean May 9, 2017.

4. Reaffirmation. Borrower and Panache reconfirm their obligations under the Loan Documents issued in connection therewith, all of which are deemed amended, restated and reconfirmed.

5. Waiver and Release of Claims. Borrower and Panache on the one hand, and Lender on the other, each hereby acknowledge, agree and affirm that they do not possess any claims, defenses, offsets, recoupment, or counterclaims of any kind or nature against the other or arising out of or relating to the $1,400,000 Loan or any other Loan Documents securing the same evidenced or secured thereby or any collateral for the $1,400,000 Loan, or the enforcement thereof (collectively the “Claims”), nor do Borrower or Related Parties on the one hand, or Lender on the other, now have knowledge of any facts that would or might give rise to any Claims. Each of the parties hereto hereby unconditionally, irrevocably, and unequivocally waive and fully release any and all such Claims arising out of facts or circumstances existing on or before the execution of this instrument, provided this release shall not release Lender or Borrower from liability for breach of this Agreement or from an existing set of circumstances that has not yet manifested itself into a default. In no event shall either party be liable to the other(s), and each of the parties hereto hereby waive, release and agree not to sue for any special, indirect, punitive, exemplary, or consequential damages suffered by them in connection with, or arising out of, or in any way related to the Loan Documents existing as of the date hereof, including, without limiting the generality of the foregoing, lost profits and each of the parties hereto waive all claims for punitive, exemplary, or consequential damages.

6. Miscellaneous.

a. Florida law shall govern the interpretation and the enforceability of this document.

b. If any form of security granted to the Lender is deemed to be of no force and effect, it shall have no effect on the other Loan Documents.

c. All other terms and conditions of the aforedescribed Loan Documents not in conflict herewith are hereby deemed to be reaffirmed and in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this document in one or more counterparts effective as of the date and year first above written.

CONSILIUM CORPORATE	WODKA, LLC, a New York limited
RECOVERY MASTER FUND, LTD., a	liability company
Florida limited partnership

By: /S/ CHARLES T. CASSEL	By: /S/ JAMES DALE
Name: Charles T. Cassel	James Dale, Manager and Chief
Title: Authorized Person	Executive Officer

PANACHE, LLC, a New York limited
liability company

By: /S/ JAMES DALE
James Dale, Manager

STATE OF FLORIDA	)
) SS:
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this 31ST day of March, 2014 by Charles T. Cassel, as authorized person of CONSILIUM COROPRATE RECOVERY MASTER FUND, LTD., a Florida limited partnership, on behalf of the partnership.  He is personally known to me.

/S/ MARTA C. NOVICK
NOTARY PUBLIC, State of Florida
Print Name: Marta C. Novick
Title: Notary
Commission No.: EE053763

My Commission Expires: March 25, 2015

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 31st of March, 2014 by James Dale, as Manager and Chief Executive Officer of WODKA LLC, a New York Limited Liabiity Company.  He is personally known to me.

/S/ IAN GRUTMAN
NOTARY PUBLIC, State of Florida
Print Name: Ian Grutman
Commission No.: EE 185194

My Commission Expires: June 8, 2016

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 31st day of March, 2014 by James Dale, as Manager of PANACHE, LLC, a New York limited liability company, on behalf of the company.  He is personally known to me.

/S/ IAN GRUTMAN
NOTARY PUBLIC, State of Florida
Print Name: Ian Grutman
Commission No.: EE 185194

My Commission Expires: June 8, 2016